UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

______________________

FORM 8K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 27, 2017 (July 24, 2017)
______________________

ALIGN TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-32259	94-3267295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2560 Orchard Parkway
San Jose, California 95131
(Address of principal executive offices, including zip code)

(408) 470-1000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01     Entry into a Material Definitive Agreement

On July 24, 2017, Align Technology de Costa Rica, S.R.L. ("Buyer"), a subsidiary of Align Technology, Inc. (the "Company"), and Belen Business Center CR, S.A. (“Seller”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) which provides for the purchase by Buyer of one building located in Belen, Costa Rica (the “Property”) from Seller, consisting of (i) title and ownership of 12 condominium units comprising the Property, (ii) an undivided interest in certain common elements, (iii) exclusive use of certain common areas approved by the condominium owners assembly; (iv) exclusive use of 421 vehicle parking spaces, and (iv) certain rights and privileges associated with the Property as set forth in the Purchase Agreement (the "Property Purchase").

The purchase price for the Property is $26.1 million subject to certain adjustments as set forth in the Purchase Agreement, of which $5.2 million will be deposited into escrow (the “Initial Payment”), an additional $15.7 million will be deposited into escrow no later than 7 business days after substantial completion by Seller of the building located on the Property (the “Second Payment”), and the outstanding balance will be deposited into escrow no later than 5 business days after notice of closing is delivered by Seller to Company (the “Final Payment”). Buyer has until midnight (Costa Rican time) of August 15, 2017 to make studies and investigations as deemed necessary, including verification of the physical condition of the Property (the “Due Diligence Period”). Buyer’s purchase of the Property is contingent upon Buyer’s approval of the building located on the Property and its title, in Buyer’s sole and absolute discretion, on or before the expiration of the Due Diligence Period. During the Due Diligence Period, Buyer is entitled to unilaterally terminate the Purchase Agreement by sending notice to Seller and request from the escrow agent the reimbursement of all sums deposited into escrow. The closing is expected to occur on January 2, 2018, subject to the satisfaction of closing conditions, the execution of certain ancillary agreements and any extensions contemplated by the Purchase Agreement.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

SmileDirectClub Unit Purchase Agreement and Loan Amendment

On July 24, 2017, the Company and SmileDirectClub, LLC ("SDC") entered into a Membership Purchase Agreement, which provides, among other things, for the Company to acquire an additional 2% equity interest in SDC through the purchase of an additional 2,153 Class C Non-incentive Units (the "Company Units") for $12.8 million (the "Unit Purchase").  The Unit Purchase increases the Company's total ownership of SDC to 19%. The Company Units have the same rights, privileges and preferences as the Class C Units purchased by the Company set forth in the class C Non-incentive Unit Purchase Agreement, dated as of July 25, 2017, by and between the Company and SDC and previously filed on a Current Report on Form 8-K dated July 25, 2016.

Also on July 24, 2017, the Company and SDC entered into a First Amendment to Loan and Security Agreement (the "Loan Amendment") increasing SDC's line of credit from $15 million to $30 million. In addition, the Loan Amendment provides that if the aggregate outstanding principal amount advanced to SDC exceeds the lesser of (x) $30 million and (y) 80% of SDC's eligible accounts receivable, determined in accordance with the terms of the Loan Agreement, then SDC must immediately pay the Company the amount of such excess.

The foregoing description of the Membership Purchase Agreement and the Loan Amendment does not purport to be complete and is qualified in its entirety by the Membership Interest Purchase Agreement and the First Amendment to Loan and Security Agreement attached as Exhibit 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by this reference.

Amendment to Wells Fargo Bank Credit Agreement

On July 24, 2017, the Company and Wells Fargo Bank, National Association entered into Amendment No. 6 (the “WF Amendment”) to the Credit Agreement dated as of March 22, 2013, as previously amended (the “Credit Agreement”). The WF Amendment further amends the Credit Agreement to, amongst other things, amend the negative covenants contained therein to allow for 1) the Property Purchase; 2) the Unit Purchase; and 3) the Loan Amendment.

As of the date of this Current Report on Form 8-K, the Company has no outstanding borrowings under the Credit Agreement. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the Sixth Amendment to the Credit Agreement attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by this reference.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement, Amendment to Wells Fargo Bank Credit Agreement” is incorporate herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Purchase and Sale Agreement between Align Technology de Costa Rica, S.R.L. and Belen Business Center CR, S.A., dated July 24, 2017
10.2	Membership interest purchase agreement between Align Technology, Inc. and SmileDirectClub, LLC.
10.3	First Amendment to Loan and Security Agreement between Align Technology, Inc. and SmileDirectClub, LLC.
10.4	Sixth Amendment to Credit Agreement between Align Technology, Inc. and Wells Fargo Bank, National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 27, 2017	ALIGN TECHNOLOGY, INC.

By: /s/ Roger E. George
Roger E. George
Vice President, Legal and Corporate Affairs and General Counsel